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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 1, 1999


                        ALLIANCE CAPITAL MANAGEMENT L.P.
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             (Exact Name of Registrant as Specified in its Charter)


            Delaware                       1-9818               13-3434400
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  (State or Other Jurisdiction    (Commission File Number)    (IRS Employer
of Incorporation or Organization)                            Identification No.)



       1345 Avenue of the Americas
           New York, New York                                  10105
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(Address of Principal Executive Offices)                     (Zip Code)



                                 (212) 969-1000
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              (Registrant's telephone number, including area code)



                                      None
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         (Former Name or Former Address, if Changed Since Last Report)


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     ITEM 5.  Other Events.

     As previously announced, at a special meeting of unitholders held on September 22, 1999, the unitholders of Alliance Capital Management L.P. ("Alliance Holding") approved both the transfer of Alliance Holding's business to Alliance Capital Management L.P. II ("Alliance Capital"), a newly-formed private limited partnership, in exchange for all units of Alliance Capital and the amendment and restatement of Alliance Holding's partnership agreement. In connection with the reorganization, Alliance Holding is offering to its unitholders the opportunity to exchange Alliance Holding units for Alliance Capital units on a one-for-one basis.

     On September 29, 1999, R.S.M. Inc. and Mel Mohr, trustee for the Irene Mohr Revocable Trust (the "Plaintiffs"), on behalf of themselves and other unitholders of Alliance Holding, filed a purported class action complaint in the Court of Chancery of the State of Delaware in and for New Castle County (the "Court") against Alliance Holding, Alliance Capital, Alliance Capital Management Corporation (the "General Partner"), Dave H. Williams, Bruce W. Calvert, Robert H. Joseph, Jr. and John D. Carifa (together with Alliance Holding, Alliance Capital and the General Partner, the "Defendants").

     The complaint seeks, among other things, to: (1) declare the action to be a proper class action and to designate Plaintiffs as representatives of the class and their counsel as class counsel; (2) declare that the amended and restated agreement of limited partnership of Alliance Holding was not adopted by the vote of partners and unitholders required under the existing Alliance Holding partnership agreement; (3) enjoin the consummation of the reorganization and the exchange offer; (4) direct Defendants to pay to Plaintiffs and the class all damages allegedly caused to them and to account for all profits and any special benefits obtained by Defendants as a result of their allegedly unlawful conduct; and (5) award to Plaintiffs their costs and disbursements of the action, including reasonable fees and expenses of Plaintiffs' attorneys and experts.

     The complaint alleges, among other things, that: (1) the amended and restated Alliance Holding partnership agreement adversely affects the existing rights and benefits of Alliance Holding unitholders and was not approved by the requisite number of unitholders; (2) Defendants' major and undisclosed purpose in proposing the reorganization is to take Alliance Holding private at a substantial discount; (3) Defendants violated their common law duties of loyalty, care and candor to Alliance Holding unitholders by recommending the reorganization, which the complaint alleges diminishes the public float for Alliance Holding units to the detriment of Alliance Holding unitholders and therefore is neither fair nor in the best interests of unitholders; and (4) Defendants breached their duties of good faith, fair dealing and candor to Plaintiffs and the class by intentionally misleading them through false and misleading disclosures.


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     On October 4, 1999, Plaintiffs filed with the Court a motion for preliminary injunction seeking to enjoin Defendants from implementing the amended and restated Alliance Holding partnership agreement and the reorganization of Alliance Holding's business. No response to the complaint or motion has yet been made.

     The Defendants intend to vigorously defend this action. The above description of the complaint and the motion for preliminary injunction is qualified in its entirety by reference, respectively, to the complete complaint, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference, and the complete motion for preliminary injunction, a copy of which is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

     ITEM 7(c).  Exhibits.

     99.1 Complaint filed on September 29, 1999 in the Court of Chancery of the State of Delaware in and for New Castle County in an action titled R.S.M., Inc. et ux v. Alliance Capital Management L.P., et al., C. A. No. 17449 NC.

     99.2 Motion for Preliminary Injunction filed on October 4, 1999 in the Court of Chancery of the State of Delaware in and for New Castle County in an action titled R.S.M., Inc. et ux v. Alliance Capital Management L.P., et al., C. A. No. 17449 NC.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           ALLIANCE CAPITAL MANAGEMENT L.P.

                                           ALLIANCE CAPITAL MANAGEMENT
                                           CORPORATION, its General Partner


Dated: October 7, 1999                    By: /s/ David R. Brewer, Jr.
                                               ---------------------------------
                                               Name:  David R. Brewer, Jr.
                                               Title: Senior Vice President and
                                                      General Manager